Consent of Independent Public Accountants
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As independent  public  accountants,  we hereby consent to the  incorporation by reference in this registration statement of our report dated July 2, 1998 included in Royal Precision Inc.'s Form 10-KSB for the year ended May 31, 1998 and to all references to our Firm included in this registration statement.


                                               /s/ Arthur Andersen LLP


Hartford, Connecticut
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March 3, 1999